 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2021 (June 11, 2021)

Appian Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-38098	54-1956084
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive			22102
McLean,	VA		(Zip Code)
(Address of principal executive offices)
Registrant’s Telephone Number, Including Area Code: (703) 442-8844

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	APPN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2021, Appian Corporation (the “Company”) held a virtual annual meeting of stockholders (the “Annual Meeting”). At the beginning of the Annual Meeting, there were 29,285,238 shares of Class A common stock and 31,370,267 shares of Class B common stock present at the Annual Meeting in person or by proxy, which represented approximately 97% of the combined voting power of the shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting (voting together as a single class), and which constituted a quorum for the transaction of business. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on April 16, 2021 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to ten votes for each share held as of the Record Date.

At the Annual Meeting, the Company’s stockholders voted on the following four proposals: (i) election of seven nominees to serve as directors until the 2022 annual meeting of stockholders and until their respective successors are elected and qualified (“Proposal 1”); (ii) ratification of the selection by the Audit Committee of the Company’s Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (“Proposal 2”); (iii) approval, on an advisory basis, of the compensation of the Company's named executive officers as described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2021 (“Proposal 3”); and (iv) approval of the Appian Corporation Employee Stock Purchase Plan (“Proposal 4”). The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders re-elected all nominees for director. The votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew Calkins	330,929,873	2,463,860	9,594,175
Robert C. Kramer	330,961,484	2,432,249	9,594,175
A.G.W. "Jack" Biddle, III	330,823,031	2,570,702	9,594,175
Prashanth "PV" Boccassam	329,412,554	3,981,179	9,594,175
Michael G. Devine	330,483,285	2,910,448	9,594,175
Barbara "Bobbie" Kilberg	330,813,357	2,580,376	9,594,175
Michael J. Mulligan	329,091,785	4,301,948	9,594,175

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved Proposal 2. The votes were cast as follows:

Votes For	Votes Against	Abstained
342,554,244	329,169	104,495

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, Proposal 3. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
332,180,290	1,048,307	165,136	9,594,175

Proposal 4 – Approval of the Appian Corporation Employee Stock Purchase Plan

The Company’s stockholders approved the Appian Corporation Employee Stock Purchase Plan. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
333,213,881	84,798	95,054	9,594,175

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Appian Corporation

Date: June 16, 2021	By:	/s/ Mark Lynch
Mark Lynch
Chief Financial Officer